Exhibit 99.1

The Manitowoc Company Reports First-Quarter 2019 Financial Results

Manitowoc delivers strong first quarter; Adjusted EBITDA improves 73% year-over-year; Raises full-year guidance

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported first-quarter Adjusted EBITDA(1) of $29.6 million compared to $17.1 million last year, representing a $12.5 million or 73% improvement. First-quarter GAAP net loss was $26.7 million or $0.75 per diluted share, which included a $25.0 million charge, or $0.70 per diluted share impact, associated with the Company’s refinancing of its credit facilities. Adjusted net income (loss)(1) was $2.7 million, or $0.08 per diluted share, in the first-quarter 2019 versus $(4.1) million, or $(0.12) per diluted share, in 2018.

Net sales in the first quarter were $418.0 million versus $386.1 million in 2018; a year-over-year increase of 8.3%.  The increase was attributable to higher crane shipments in the Americas and EURAF regions, coupled with favorable price realization, partly offset by unfavorable changes in foreign currency exchange rates.

Adjusted EBITDA margin increased 264 basis points year-over-year to 7.1% of net sales, in spite of an unfavorable 31 basis point foreign currency translation impact in the quarter.  Organic growth in the North American market, favorable mix, global price initiatives and cost reductions realized through restructuring initiatives were the key drivers in the year-over-year improvement.

“Manitowoc once again delivered a strong start to the year, delivering our eighth straight quarter of year-over-year adjusted EBITDA margin increase.  The operating principles of The Manitowoc Way continue to produce improving financial results as we execute our strategy for profitable growth by delivering innovation and velocity in everything we do,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc. “In March, we successfully refinanced our capital structure to further strengthen our balance sheet. This action increases liquidity, reduces interest expense and allows us more flexibility to deploy our capital in order to increase shareholder value.”

Pennypacker continued, “Market conditions remain very competitive. We continue to focus on providing innovative products and services for customers as evidenced by positive customer reception to our six new cranes introduced at the bauma trade show in April.  As a result of our first-quarter performance and our proven ability to execute on our strategy, we are raising our full-year guidance.”

Full-Year 2019 Guidance

Manitowoc updates its full-year 2019 financial guidance as follows:

•	Revenue – approximately $1.900 to $1.975 billion;
•	Adjusted EBITDA - approximately $130 to $150 million;
•	Depreciation - approximately $35 to $37 million;
•	Restructuring expense - approximately $12 to $15 million;
•	Interest expense – approximately $29 million to $33 million, excluding debt refinancing costs;
•	Income tax expense - approximately $12 to $16 million, excluding discrete items; and
•	Capital expenditures - approximately $35 million.

Investor Conference Call

On Friday, May 10th, 2019, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its first-quarter 2019 earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 116-year tradition of providing high-quality, customer-focused products and support services to its markets and for the year ended December 31, 2018 had net sales of approximately $1.8 billion. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc designs, manufactures, markets, and supports one of the most comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes, and boom trucks.

Footnote

(1)Non-GAAP adjusted net income (loss), non-GAAP adjusted EBITDA (“adjusted EBITDA”), non-GAAP adjusted operating cash flow, and non-GAAP adjusted DEPS are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to increase operational efficiencies across Manitowoc’s businesses and to capitalize on those efficiencies;
•	the ability to significantly improve profitability;
•	the risks associated with economic growth or contraction;
•	changes in raw material and commodity prices;
•	impairment of goodwill and/or intangible assets;
•	foreign currency fluctuation and its impact on reported results and hedges in place with Manitowoc;
•	the ability to focus on customers, new technologies, and innovation; and
•	risks and factors detailed in Manitowoc's 2018 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

For the three months ended March 31, 2019 and 2018

(In millions, except share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2019	2018
Net sales	$418.0	$386.1
Cost of sales	337.8	317.7
Gross profit	80.2	68.4
Operating costs and expenses:
Engineering, selling and administrative expenses	59.4	60.4
Amortization of intangible assets	0.1	0.1
Restructuring expense	4.5	6.2
Total operating costs and expenses	64.0	66.7
Operating income	16.2	1.7
Other income (expense):
Interest expense	(10.9)	(10.0)
Amortization of deferred financing fees	(0.4)	(0.5)
Loss on debt extinguishment	(25.0)	—
Other income (expense) - net	(3.3)	2.7
Total other expense	(39.6)	(7.8)
Loss before income taxes	(23.4)	(6.1)
Provision for income taxes	3.3	3.9
Net loss	$(26.7)	$(10.0)

BASIC LOSS PER COMMON SHARE	$(0.75)	$(0.28)

DILUTED LOSS PER COMMON SHARE	$(0.75)	$(0.28)

Weighted average shares outstanding - Basic	35,642,832	35,367,340
Weighted average shares outstanding - Diluted	35,642,832	35,367,340

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

As of March 31, 2019 and December 31, 2018

(In millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$49.0	$140.3
Accounts receivable - net	239.7	171.8
Inventories - net	538.1	453.1
Notes receivable - net	18.7	19.4
Other current assets	42.8	58.3
Total current assets	888.3	842.9
Property, plant and equipment - net	286.1	288.9
Operating lease right-of-use assets	49.1	—
Intangible assets - net	350.0	350.9
Other long-term assets	60.4	59.2
TOTAL ASSETS	$1,633.9	$1,541.9
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$420.3	$425.2
Short-term borrowings and current portion of long-term debt	5.9	6.4
Product warranties	37.3	39.1
Customer advances	13.3	9.6
Other liabilities	28.5	16.3
Total current liabilities	505.3	496.6
Non-current liabilities:
Long-term debt	342.0	266.7
Operating lease liabilities	38.3	—
Other non-current liabilities	172.5	177.3
Total non-current liabilities	552.8	444.0
Stockholders’ equity	575.8	601.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,633.9	$1,541.9

THE MANITOWOC COMPANY, INC.

Unaudited Condensed Consolidated Financial Information

For the three months ended March 31, 2019 and 2018

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(26.7)	$(10.0)
Depreciation	8.8	9.1
Loss on debt extinguishment	25.0	—
Other non-cash adjustments - net	4.6	2.3
Changes in operating assets and liabilities
Accounts receivable	(195.7)	(130.8)
Inventories	(94.5)	(71.5)
Notes receivable	—	4.1
Other assets	14.1	8.8
Accounts payable	26.6	46.6
Accrued expenses and other liabilities	(29.5)	(27.0)
Net cash used for operating activities	(267.3)	(168.4)
Cash flows from investing activities:
Capital expenditures	(4.4)	(6.4)
Proceeds from fixed assets	4.8	6.3
Cash receipts on sold accounts receivable	126.3	144.0
Net cash provided by investing activities	126.7	143.9
Cash flows from financing activities:
Proceeds from (payments on) long-term debt- net	22.2	(2.1)
Proceeds from revolving credit facility - net	33.0	—
Exercise of stock options	0.1	1.3
Debt issuance costs	(5.6)	—
Net cash used for financing activities	49.7	(0.8)
Effect of exchange rate changes on cash	(0.4)	1.7
Net decrease in cash, cash equivalents and restricted cash	$(91.3)	$(23.6)

Non-GAAP Financial Measures

Non-GAAP Items

Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Non-GAAP Adjusted Net Income (Loss) and Income (Loss) Per Share
(In millions)
	Three Months Ended March 31,
	2019	2018
Net loss	$(26.7)	$(10.0)
Special items, net of income tax:
Loss on debt extinguishment	25.0	—
Restructuring expense	4.4	5.9
Non-GAAP adjusted net income (loss)	$2.7	$(4.1)

Diluted loss per share	$(0.75)	$(0.28)
Special items, net of income tax:
Loss on debt extinguishment	0.70	—
Restructuring expense	0.13	0.16
Diluted non-GAAP adjusted net income (loss) per share	$0.08	$(0.12)

Non-GAAP Adjusted Operating Cash Flows
(In millions)
	Three Months Ended March 31,
	2019	2018
Net cash used for operating activities:	$(267.3)	$(168.4)
Cash receipts on sold accounts receivable	126.3	144.0
Non-GAAP adjusted operating cash flows:	$(141.0)	$(24.4)

Adjusted EBITDA and Non-GAAP Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring and other charges. The reconciliation of GAAP net loss to adjusted EBITDA and non-GAAP adjusted operating income for the current quarter and trailing twelve months, is as follows (in millions):

	Three Months Ended March 31,		Trailing Twelve
	2019	2018	Months
Net loss	$(26.7)	$(10.0)	$(83.6)
Interest expense and amortization of deferred financing fees	11.3	10.5	41.7
Provision (benefit) for income taxes	3.3	3.9	(5.4)
Depreciation expense	8.8	9.1	35.8
Amortization of intangible assets	0.1	0.1	0.3
EBITDA	(3.2)	13.6	(11.2)
Restructuring expense	4.5	6.2	11.2
Asset impairment expense	—	—	82.6
Loss on long-term Dong Yue receivable	—	—	3.6
Loss on debt extinguishment	25.0	—	25.0
Other (income) expense - net (1)	3.3	(2.7)	17.5
Adjusted EBITDA	29.6	17.1	128.7
Depreciation expense	(8.8)	(9.1)	(35.8)
Non-GAAP adjusted operating income	20.8	8.0	92.9
Restructuring expense	(4.5)	(6.2)	(11.2)
Asset impairment expense	—	—	(82.6)
Loss on long-term Dong Yue receivable	—	—	(3.6)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)
GAAP operating income (loss)	$16.2	$1.7	$(4.8)

Adjusted EBITDA margin percentage	7.1%	4.4%	6.8%
Non-GAAP adjusted operating income margin percentage	5.0%	2.1%	4.9%

(1)	Other (income) expense - net includes foreign currency transaction (gains) losses, other components of net periodic pension costs and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805